Exhibit 10.1

SUBSCRIPTION AGREEMENT

This SUBSCRIPTION AGREEMENT (this “Subscription Agreement”) is entered into on [●], 2021, by and between ECP Environmental Growth Opportunities Corp., a Delaware corporation (“ENNV”), and the undersigned subscriber (the “Investor”).

WHEREAS, this Subscription Agreement is being entered into in connection with the Agreement and Plan of Merger, dated as of the date hereof (as may be amended, supplemented or otherwise modified from time to time, the “Transaction Agreement”), by and among ENNV, Fast Radius, Inc., a Delaware corporation (the “Company”), and ENNV Merger Sub, Inc., a Delaware corporation and a wholly owned subsidiary of ENNV (“Merger Sub”), pursuant to which, among other things, Merger Sub will merge with and into the Company, with the Company surviving such merger as a wholly owned subsidiary of ENNV, and ENNV will change its name to “Fast Radius, Inc.”, on the terms and subject to the conditions set forth therein (the “Transaction”);

WHEREAS, in connection with the Transaction, ENNV is seeking commitments from interested investors to purchase, substantially concurrently with the closing of the Transaction, shares (the “Shares”) of ENNV’s Class A common stock, par value $0.0001 per share (the “Class A Common Stock”), in a private placement for a purchase price of $10.00 per share (the “Per Share Subscription Price” and the aggregate of such Per Share Subscription Price for all Shares for which the Investor subscribes (as set forth on the signature page hereto), the “Subscription Amount”) on the terms and subject to the conditions contained herein;

WHEREAS, substantially concurrently with the execution of this Subscription Agreement, ENNV is entering into separate subscription agreements (collectively, the “Other Subscription Agreements”) with certain other investors (the “Other Investors” and, together with the Investor, the “Investors”), which are on substantially the same terms as the terms of this Subscription Agreement, pursuant to which the Investors have agreed to purchase an aggregate of 7,500,000 Shares (inclusive of the Shares to be purchased by the Investor pursuant to this Subscription Amount) (the “PIPE Investment”).

NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties and covenants, and subject to the conditions, set forth herein, and intending to be legally bound hereby, each of the Investor and ENNV acknowledges and agrees as follows:

1.Subscription.  Subject to the provisions of Section 2 hereof, the Investor hereby irrevocably subscribes for and agrees to purchase from ENNV, and ENNV hereby irrevocably agrees to sell to the Investor, the number of Shares set forth on the signature page of this Subscription Agreement, in each case, on the terms and subject to the conditions provided for herein.  The Investor acknowledges and agrees that the Investor’s subscription for the Shares shall be deemed to be accepted by ENNV only if and when this Subscription Agreement is signed by a duly authorized person by or on behalf of ENNV; ENNV may do so in counterpart form.

2.Closing.  The closing of the sale of the Shares contemplated hereby (the “Closing”) shall occur on a closing date (the “Closing Date”) specified in the Closing Notice (as defined below), and be conditioned upon the substantially concurrent consummation of the Transaction (the closing date of the Transaction, the “Transaction Closing Date”) and the closing of the sale of the Shares under the Other Subscription Agreements constituting the PIPE Investment.  Not less than five (5) business days prior to the scheduled Transaction Closing Date, ENNV shall provide written notice to the Investor (the “Closing Notice”) (i) of such scheduled Transaction Closing Date and the anticipated Closing Date, (ii) that ENNV reasonably expects all conditions to the closing of the Transaction to be satisfied or waived on such scheduled Transaction Closing Date and (iii) wire instructions for delivery of the Subscription Amount to ENNV.  Not later than three (3) business days prior to the anticipated Closing Date, the Investor shall deliver the Subscription Amount to ENNV by wire transfer of United States dollars in immediately available funds to the account(s) specified by ENNV in the Closing Notice.  On the Closing Date, ENNV shall (i) issue the Shares to the Investor, (ii) subsequently cause the Shares to be registered in book entry form in the name of the Investor on the ENNV share register and (iii) use commercially reasonable efforts promptly thereafter to cause its transfer agent to provide to Investor a copy of such transfer agent’s records showing Investor (or its valid nominee or custodian, as applicable) as the owner of the Shares on and as of the Closing Date; provided, however, that ENNV’s obligation to issue the Shares to the Investor is contingent upon ENNV having received the Subscription Amount in full accordance with this Section 2.  For purposes of this Subscription Agreement, “business day” shall mean a day, other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to close.  Prior to or at the Closing, Investor shall deliver to ENNV a duly completed and executed Internal Revenue Service Form W‑9 or appropriate Form W‑8.  Unless otherwise agreed to in writing by ENNV and the Investor, in the event the Transaction Closing Date does not occur within five (5) business days after the Closing Date under this Subscription Agreement, ENNV shall promptly (but not later than two (2) business days thereafter) return the Subscription Amount to the Investor by wire transfer of U.S. dollars in immediately available funds to the account specified by the Investor, and any book-entries for the Shares shall be deemed repurchased and cancelled; provided that, unless this Subscription Agreement has been terminated pursuant to Section 9 hereof, such return of funds shall (a) not terminate this Subscription Agreement, (b) by itself, constitute a failure of any of the conditions to Closing under Section 3, or (c) relieve the Investor of its obligation to purchase the Shares at the Closing upon the satisfaction of the conditions set forth in Section 3.

3.Closing Conditions.

(a)The obligation of ENNV to consummate the transactions contemplated hereunder is subject to the satisfaction (or valid waiver by ENNV in writing) of the conditions that, at the Closing:

(i)the representations and warranties made by the Investor in this Subscription Agreement shall be true and correct in all material respects as of the Closing Date other than (A) those representations and warranties qualified by materiality, Material Adverse Effect (as defined below) or similar qualification, which shall be true and correct in all respects as of the Closing Date, and (B) those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects (or, if qualified by materiality, Material Adverse Effect or similar qualification, all respects) as of such date, in each case without giving effect to the consummation of the Transaction; and

(ii)the Investor shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription

Agreement to be performed, satisfied or complied with by the Investor at or prior to the Closing.

(b)The obligation of the Investor to consummate the transactions contemplated hereunder is subject to the satisfaction (or valid waiver by the Investor in writing) of the conditions that:

(i)the representations and warranties made by ENNV in this Subscription Agreement shall be true and correct in all material respects as of the Closing Date other than (x) those representations and warranties qualified by materiality, Material Adverse Effect or similar qualification, which shall be true and correct in all respects as of the Closing Date and (y) those representations and warranties expressly made as of an earlier date, which shall be true and correct in all material respects (or, if qualified by materiality, Material Adverse Effect or similar qualification, all respects) as of such date, in each case without giving effect to the consummation of the Transaction;

(ii)ENNV shall have performed, satisfied and complied in all material respects with all covenants, agreements and conditions required by this Subscription Agreement to be performed, satisfied or complied with by it at or prior to the Closing;

(iii)there shall have been no amendment, waiver or modification to the Transaction Agreement (including, but not limited to, Article X therein) that materially and adversely affects the economic benefits that Investor would reasonably expect to receive under this Subscription Agreement, except to the extent consented to in writing by Investor;

(iv)no suspension of the qualification of the Class A Common Stock for offering or sale or trading in any jurisdiction and, to ENNV’s knowledge, no initiation nor threatening of any proceedings for any of such purposes, shall have occurred and be continuing, and such shares of Class A Common Stock shall have been approved for listing, subject to official notice of issuance, on NASDAQ (as defined below); and

(v)there shall have been no amendment, waiver, or modification to any Other Subscription Agreements that materially benefits any Other Investors unless Investor will have been offered substantially similar benefits in writing.

(c)The obligation of the parties hereto to consummate the transactions contemplated hereunder is subject to the satisfaction (or valid waiver by ENNV and the Investor in writing) of the conditions that:

(i)no governmental authority shall have enacted, issued, promulgated, enforced or entered any judgment, order, law, rule or regulation (whether temporary, preliminary or permanent) that is then in effect and has the effect of making consummation of the transactions contemplated hereby illegal or otherwise restraining or prohibiting consummation of the transactions contemplated hereby; and no such governmental authority shall have instituted or threatened in writing a proceeding seeking to impose any such restraint or prohibition; and

(ii)all conditions precedent to the closing of the Transaction set forth in the Transaction Agreement, including the approval of the Company’s stockholders and regulatory approvals, if any, shall have been satisfied or waived (other than those conditions which, by their nature, are to be satisfied by a party to the Transaction Agreement at the closing of the Transaction, but subject to satisfaction or waiver by such party of such conditions as of the closing of the Transaction).

4.Further Assurances.  At the Closing, the parties hereto shall execute and deliver or cause to be executed and delivered such additional documents and take such additional actions as the parties reasonably may deem to be practical and necessary to consummate the subscription as contemplated by this Subscription Agreement.

5.ENNV Representations and Warranties.  ENNV represents and warrants to the Investor, as of the date hereof and as of the Closing Date, that:

(a)ENNV has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with corporate power and authority to own, lease and operate its properties and conduct its business as presently conducted and to enter into, deliver and perform its obligations under this Subscription Agreement.

(b)The Shares will be duly authorized and, when issued and delivered to the Investor against full payment therefor and registered with ENNV’s transfer agent in accordance with the terms of this Subscription Agreement, will be validly issued, fully paid and non-assessable, free and clear of any liens or other restrictions whatsoever (other than those arising under state or federal securities laws) and will not have been issued in violation of or subject to any preemptive or similar rights created under ENNV’s certificate of incorporation and bylaws (as in effect at such time of issuance) or under the Delaware General Corporation Law or otherwise.

(c)This Subscription Agreement has been duly authorized, executed and delivered by ENNV and, assuming the due authorization, execution and delivery of the Subscription Agreement by Investor, is valid, binding and enforceable against ENNV in accordance with its terms, except as may be limited or otherwise affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and similar laws affecting the rights of creditors generally, and subject, as to enforceability, to general principles of equity.

(d)The execution, delivery and performance of this Subscription Agreement, including the issuance and sale by ENNV of the Shares pursuant to this Subscription Agreement, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, or result in the creation or imposition of any lien, charge or encumbrance upon any of the property or assets of ENNV or any of its subsidiaries pursuant to the terms of (i) any indenture, mortgage, deed of trust, loan agreement, lease, license or other agreement or instrument to which ENNV or any of its subsidiaries is a party or by which ENNV or any of its subsidiaries is bound or to which any of the property or assets of ENNV is subject that would reasonably be expected to have, individually or in the aggregate, a material adverse effect on the business, financial condition or results of operations of ENNV and its subsidiaries, taken as a whole (a “Material Adverse Effect”), or materially affect the validity of the Shares or the legal authority of ENNV to comply in all material respects with its obligations under this Subscription Agreement; (ii) the provisions of the organizational documents of ENNV; or (iii)  any statute or any judgment, order, rule or regulation of any court or governmental agency or body, domestic or foreign, having jurisdiction over ENNV or any of its properties that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or materially affect the validity of the Shares or the legal authority of ENNV to comply in all material respects with its obligations under this Subscription

Agreement.

(e)As of their respective filing dates, all reports required to be filed by ENNV with the U.S. Securities and Exchange Commission (the “SEC”) since February 8, 2021 (the “SEC Reports”) complied in all material respects with the applicable requirements of the Securities Act of 1933, as amended (the “Securities Act”), and the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations of the SEC promulgated thereunder.  None of the SEC Reports filed under the Exchange Act included, when filed or, if amended, as of the date of such amendment with respect to those disclosures that are amended, and, to ENNV’s knowledge, no registration statement, proxy statement or Prospectus (as defined herein) to be filed by ENNV with respect to the Transaction or any other information relating to the Company or any of its affiliates included in any SEC Report or filed as an exhibit thereto will include, when filed, any untrue statement of a material fact or omitted to state a material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading. ENNV has timely filed with the SEC each SEC Report that ENNV was required to file with the SEC.  As of the date hereof, there are no material outstanding or unresolved comments in comment letters received by ENNV from the staff of the Division of Corporation Finance of the SEC with respect to any of the SEC Reports. Other than as disclosed in the SEC Reports, the financial statements of ENNV included in the SEC Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing and fairly present in all material respects the financial position of ENNV as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited financial statements, to normal, year-end audit adjustments.

(f)ENNV is not required to obtain any consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority, self‑regulatory organization or other person in connection with the issuance of the Shares pursuant to this Subscription Agreement, other than (i) filings with the SEC, (ii) filings required by applicable state securities laws, (iii) the filings required in accordance with Section 13 of this Subscription Agreement; (iv) those required by the NASDAQ (“NASDAQ”), including with respect to obtaining approval of ENNV’s stockholders, and (v) those the failure of which to obtain would not be reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect or have a material adverse effect on ENNV’s ability to consummate the transactions contemplated hereby, including the sale and issuance of the Shares to the Investor.

(g)ENNV is in compliance with all applicable laws, except where such non-compliance would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect. As of the date hereof, ENNV has not received any written communication from a governmental authority that alleges that ENNV is not in compliance with or is in default or violation of any applicable law, except where such non-compliance, default or violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(h)Assuming the accuracy of the Investor’s representations and warranties set forth in Section 6 of this Subscription Agreement, no registration under the Securities Act, is required for the offer and sale of the Shares by ENNV to the Investor.

(i)Neither ENNV nor any person acting on its behalf has offered or sold the Shares by any form of general solicitation or general advertising in violation of the Securities Act.

(j)ENNV is not under any obligation to pay any broker’s fee or commission in connection with the sale of the Shares other than to the Placement Agents (as defined below), which for the avoidance of doubt, shall not be payable by the Investor.

(k)As of the date hereof, the issued and outstanding shares of Class A Common Stock are registered pursuant to Section 12(b) of the Exchange Act and listed for trading on NASDAQ.  There is no suit, action, claim, proceeding or investigation pending or, to the knowledge of ENNV, threatened against ENNV by NASDAQ or the SEC with respect to any intention by such entity to deregister the Class A Common Stock or to prohibit or terminate the listing of the Class A Common Stock on NASDAQ, excluding, for the purposes of clarity, the customary ongoing review by NASDAQ in connection with the Transaction.  ENNV has taken no action that is designed to terminate the registration of the Class A Common Stock under the Exchange Act prior to the Closing.

(l)The Other Subscription Agreements reflect the same Per Share Subscription Price and other terms with respect to the purchase of the Shares that are no more favorable to the Other Investors thereunder than the terms of this Subscription Agreement, other than terms particular to the regulatory requirements of such Other Investors or their affiliates or related funds that are mutual funds or are otherwise subject to regulations related to the timing of funding and the issuance of the related Shares.

(m)There are no stockholder agreements, voting trusts or other agreements or understandings to which ENNV is a party or by which it is bound relating to the voting of any securities of ENNV, other than (1) as set forth in the SEC Reports and (2) as contemplated by the Transaction Agreement.

(n)As of the date hereof, the authorized capital stock of ENNV consists of (i) 100,000,000 shares of Class A Common Stock, of which 34,500,000 are issued and outstanding, (ii) 10,000,000 shares of Class B Common Stock, par value $0.0001 per share, of which 8,625,000 are issued and outstanding and (iii) 1,000,000 shares of preferred stock, par value $0.0001 per share, of ENNV, of which no shares are issued and outstanding.

6.Investor Representations and Warranties.  The Investor represents and warrants to ENNV, as of the date hereof and as of the Closing Date, that:

(a)The Investor (i) is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an institutional “accredited investor” (within the meaning of Rule 501(a)(1), (2), (3), (7) or (8) under the Securities Act), in each case, satisfying the applicable requirements set forth on Schedule A, (ii) is acquiring the Shares only for its own account and not for the account of others, or if the Investor is subscribing for the Shares as a fiduciary or agent for one or more investor accounts, each owner of such account is a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) or an “accredited investor” (within the meaning of Rule 501501(a)(1), (2), (3), (7) or (8) under the Securities Act), and the Investor has full investment discretion with respect to each such account, and the full power and authority to make the acknowledgements, representations and agreements herein on behalf of each owner of each such account, and (iii) is not acquiring the Shares with a view to, or for offer or sale in connection with, any distribution thereof in violation of the Securities Act (and shall provide the requested information set forth on Schedule A).  Accordingly, the Investor understands that the offering meets the exemptions from filing under FINRA Rule 5123(b)(1)(C) or (J).  The Investor is not an entity formed for the specific purpose of acquiring the Shares. The Investor (i) is an “institutional account” as defined by FINRA Rule 4512(c), (ii) is a sophisticated investor, experienced in investing in private equity transactions and capable of evaluating investment risks independently, both in general and with regard to all transactions and investment strategies involving a security or securities and (iii) has exercised independent judgment in evaluating its participation in the purchase of the Shares.  Accordingly, the Investor understands and acknowledges that the purchase and sale of the Shares hereunder meets (i) the exemptions from filing under FINRA Rule 5123(b)(1)(A) and (ii) the institutional customer exemption under FINRA Rule 2111(b).

(b)The Investor acknowledges and agrees that the Shares are being offered in a transaction not involving any public offering within the meaning of the Securities Act, that the Shares have not been registered under the Securities Act and that ENNV is not required to register the Shares except as set forth in Section 7 of this Subscription Agreement.  The Investor acknowledges and agrees that the Shares may not be offered, resold, transferred, pledged or otherwise disposed of by the Investor absent an effective registration statement under the Securities Act except (i) to ENNV or a subsidiary thereof, (ii) to non-U.S. persons pursuant to offers and sales that occur outside the United States within the meaning of Regulation S under the Securities Act or (iii) pursuant to another applicable exemption from the registration requirements of the Securities Act, and, in each case, in accordance with any applicable securities laws of the states of the United States and other applicable jurisdictions, and that the book entries representing the Shares shall contain a restrictive legend to such effect.  The Investor acknowledges and agrees that the Shares will be subject to these securities law transfer restrictions and, as a result of these transfer restrictions, the Investor may not be able to readily offer, resell, transfer, pledge or otherwise dispose of the Shares and may be required to bear the financial risk of an investment in the Shares for an indefinite period of time.  The Investor acknowledges and agrees that the Shares will not immediately be eligible for offer, resale, transfer, pledge or disposition pursuant to Rule 144 promulgated under the Securities Act, and that the provisions of Rule 144(i) will apply to the Shares.  The Investor acknowledges and agrees that it has been advised to consult legal, tax and accounting advisors prior to making any offer, resale, transfer, pledge or disposition of any of the Shares.

(c)The Investor acknowledges and agrees that the Investor is purchasing the Shares from ENNV in connection with the Transaction.  The Investor further acknowledges that there have been no representations, warranties, covenants and agreements made to the Investor by or on behalf of ENNV, the Company, or any of their respective affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing or any other person or entity, expressly or by implication, in connection with the purchase of the Shares, other than those representations, warranties, covenants and agreements of ENNV expressly set forth in Section 5 of this Subscription Agreement.  The Investor acknowledges that certain information provided by the Company was based on projections, and such projections were prepared based on assumptions and estimates that are inherently uncertain and are subject to a wide variety of significant business, economic and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the projections.

(d)The Investor acknowledges and agrees that the Investor has received such information as the Investor deems necessary to make an investment decision with respect to the Shares, including, with respect to ENNV, the Transaction and the business of the Company and its subsidiaries.  Without limiting the generality of the foregoing, the Investor acknowledges that it has had an opportunity to review ENNV’s filings with the SEC. The Investor acknowledges and agrees that the Investor and the Investor’s professional advisor(s), if any, have had the full opportunity to ask such questions, receive such answers and access, review and obtain such information as the Investor and such Investor’s professional advisor(s), if any, have deemed necessary to make an investment decision with respect to the Shares. The Investor has made its own assessment of the relevant tax and other economic considerations relevant to its investment in the Shares.

(e)The Investor became aware of this offering of the Shares solely by means of direct contact between the Investor and ENNV, the Company or a representative of ENNV or the Company, and the Shares were offered to the Investor solely by direct contact between the Investor and ENNV, the Company or a representative of ENNV or the Company.  The Investor did not become aware of this offering of the Shares, nor were the Shares offered to the Investor, by any other means.  The Investor acknowledges that the Shares (i) were not offered by any form of general solicitation or general advertising and (ii) are not being offered in a manner involving a public offering under, or in a distribution in violation of, the Securities Act, or any state securities laws.  The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, ENNV, the Company, the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing), other than the representations and warranties of ENNV contained in Section 5 of this Subscription Agreement, in making its investment decision with respect to the purchase of the Shares.

(f)The Investor acknowledges that it is aware that there are substantial risks incident to the purchase and ownership of the Shares, including those set forth in ENNV’s filings with the SEC.  The Investor has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Shares, and the Investor has sought such accounting, legal and tax advice as the Investor has considered necessary to make an informed investment decision.  The Investor acknowledges that Investor shall be responsible for any of the Investor’s tax liabilities that may arise as a result of the purchase and ownership of the Shares, and that neither ENNV nor the Company has provided any tax advice or any other representation or guarantee regarding the tax consequences of the purchase and ownership of the Shares.

(g)Alone, or together with any professional advisor(s), the Investor has adequately analyzed and fully considered the risks of an investment in the Shares and determined that the Shares are a suitable investment for the Investor and that the Investor is able at this time and in the foreseeable future to bear the economic risk of a total loss of the Investor’s investment in ENNV.  The Investor acknowledges specifically that a possibility of total loss exists.

(h)In making its decision to purchase the Shares, the Investor has relied solely upon independent investigation made by the Investor and the representations and warranties of ENNV in Section 5.  Without limiting the generality of the foregoing, the Investor has not relied on any statements or other information provided by or on behalf of any of the Placement Agents or any of their respective affiliates or any control persons, officers, directors, employees, agents or representatives of any of the foregoing concerning ENNV, the Company, the Transaction, the Transaction Agreement, this Subscription Agreement or the transactions contemplated hereby or thereby, the Shares or the offer and sale of the Shares.

(i)The Investor acknowledges and agrees that no federal or state agency has passed upon or endorsed the merits of the offering of the Shares or made any findings or determination as to the fairness of this investment.

(j)The Investor has been duly formed or incorporated and is validly existing and is in good standing under the laws of its jurisdiction of formation or incorporation, and has the requisite power and authority to enter into, deliver and perform its obligations under this Subscription Agreement.

(k)The execution, delivery and performance by the Investor of this Subscription Agreement are within the powers of the Investor, have been duly authorized and will not constitute or result in a breach or default under or conflict with any order, ruling or regulation of any court or other tribunal or of any governmental commission or agency, or any agreement or other undertaking, to which the Investor is a party or by which the Investor is bound, and will not violate any provisions of the Investor’s organizational documents, including, without limitation, its incorporation or formation papers, bylaws, partnership or operating agreement or indenture of trust or material agreement for borrowed money, as may be applicable.  The signature of the Investor on this Subscription Agreement is genuine, and the signatory has legal competence and capacity to execute the same or the signatory has been duly authorized to execute the same, and, assuming that this Subscription Agreement constitutes the valid and binding agreement of ENNV, this Subscription Agreement constitutes a legal, valid and binding obligation of the Investor, enforceable against the Investor in accordance with its terms except as may be limited or otherwise affected by (i) bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium or other laws relating to or affecting the rights of creditors generally, and (ii) principles of equity, whether considered at law or equity.

(l)Neither the Investor nor any of its officers, directors, managers, managing members, general partners or any other person acting in a similar capacity or carrying out a similar function, is (i) a person named on the Specially Designated Nationals and Blocked Persons List, the Foreign Sanctions Evaders List, the Sectoral Sanctions Identification List, or any other similar list of sanctioned persons administered by the U.S. Treasury Department’s Office of Foreign Assets Control, or any similar list of sanctioned persons administered by the European Union, any individual European Union member state or the United Kingdom (collectively, “Sanctions Lists”); (ii) directly or indirectly owned or controlled by, or acting on behalf of, one or more persons on a Sanctions List; (iii) organized, incorporated, established, located, resident or born in, or a citizen, national, or the government, including any political subdivision, agency, or instrumentality thereof, of, Cuba, Iran, North Korea, Syria, Venezuela, the Crimea region of Ukraine, or any other country or territory embargoed or subject to substantial trade restrictions by the United States, the European Union, any individual European Union member state, or the United Kingdom; (iv) a Designated National as defined in the Cuban Assets Control Regulations, 31 C.F.R. Part 515; or (v) a non-U.S. shell bank or providing banking services indirectly to a non-U.S. shell bank (collectively, a “Prohibited Investor”).  The Investor agrees to provide law enforcement agencies, if requested thereby, such records as required by applicable law, provided that the undersigned is permitted to do so under applicable law.  The Investor represents that if it is a financial institution subject to the Bank Secrecy Act (31 U.S.C. Section 5311 et seq.), as amended by the USA PATRIOT Act of 2001, and its implementing regulations (collectively, the “BSA/PATRIOT Act”), that the Investor maintains policies and procedures reasonably designed to comply with applicable obligations under the BSA/PATRIOT Act.  The Investor also represents that it maintains policies and procedures reasonably designed (i) if the Investor is a portfolio company, investment fund or other investment vehicle, for the screening of its investors against Sanctions Lists and (ii) to ensure compliance with sanctions administered by the United States, the European Union, any individual European Union member state, and the United Kingdom, to the extent applicable to it.  The Investor further represents that the funds held by the Investor and used to purchase the Shares were legally derived and were not obtained, directly or indirectly, from a Prohibited Investor.

(m)If the Investor is or is acting on behalf of (i) an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974 (“ERISA”), (ii) a plan, an individual retirement account or other arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986 (the “Code”), (iii) an entity whose underlying assets are considered to include “plan assets” of any such plan, account or arrangement described in clauses (i) and (ii) (each, an “ERISA Plan”), or (iv) an employee benefit plan that is a governmental plan (as defined in Section 3(32) of ERISA), a church plan (as defined in Section 3(33) of ERISA), a non-U.S. plan (as described in Section 4(b)(4) of ERISA) or other plan that is not subject to the foregoing clauses (i), (ii) or (iii) but may be subject to provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws,” and together with ERISA Plans, “Plans”), the Investor represents and warrants that (A) it has not relied on ENNV or any of its affiliates for investment advice as the Plan’s fiduciary with respect to its decision to acquire and hold the Shares, and none of the parties to the Transaction shall at any time be relied on as the Plan’s fiduciary with respect to any decision in connection with the Investor’s investment in the Shares; and (B) its purchase of the Shares will not result in a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code, or any applicable Similar Law.

(n)No disclosure or offering document has been prepared by Credit Suisse Securities (USA) LLC (“Credit Suisse”) or Barclays Capital Inc. (“Barclays”, and together with Credit Suisse, the “Placement Agents” and individually, a “Placement Agent”) or any of their respective affiliates in connection with the offer and sale of the Shares.

(o)None of the Placement Agents, nor any of their respective affiliates, nor any control persons, officers, directors, employees, agents or representatives of any of the foregoing has made any independent investigation with respect to ENNV, the Company or its subsidiaries or any of their respective businesses, or the Shares or the accuracy, completeness or adequacy of any information supplied to the Investor by ENNV.

(p)In connection with the issue and purchase of the Shares, neither the Placement Agents, nor any of their respective affiliates, has acted as the Investor’s financial advisor or fiduciary.

(q)The Investor has or has commitments to have and, when required to deliver payment to ENNV pursuant to Section 2 above, will have, sufficient funds to pay the Subscription Amount and consummate the purchase and sale of the Shares pursuant to this Subscription Agreement.

(r)The Investor acknowledges and is aware that (i) the Placement Agents are acting as ENNV’s placement agents, (ii) Credit Suisse is acting as capital markets advisor to the Company in connection with the Transaction, and (iii) Credit Suisse and/or its affiliates has served in various commercial roles for the Company and its affiliates.  The Investor understands and acknowledges that Credit Suisse’s role as capital markets advisor to the Company may give rise to potential conflicts of interest or the appearance thereof.

(s)The Investor also acknowledges and is aware that Barclays will receive deferred underwriting commissions upon the closing of the Transaction, as disclosed in ENNV’s prospectus relating to its initial public offering dated February 8, 2021 (the “IPO Prospectus”) available at www.sec.gov.  The Investor understands and acknowledges that Barclays’ right to receive such deferred underwriting commissions may give rise to potential conflicts of interest or the appearance thereof.

7.Registration Rights.

(a)ENNV agrees that, within thirty (30) calendar days following the Closing Date (such deadline, the “Filing Deadline”), ENNV will submit to or file with the SEC a registration statement for a shelf registration on Form S‑1 or Form S‑3 (if ENNV is then eligible to use a Form S‑3 shelf registration) (the “Registration Statement”), in each case, covering the resale of the Shares acquired by the Investor pursuant to this Subscription Agreement that are eligible for registration (determined as of two (2) business days prior to such submission or filing) (the “Registrable Shares”) and ENNV shall use its commercially reasonable efforts to have the Registration Statement declared effective as soon as practicable after the filing thereof, but no later than the earlier of (i) the 60th calendar day following the filing date thereof (or, if the SEC notifies ENNV that it will “review” the Registration Statement, the 90th calendar day following the filing date thereof) and (ii) the 10th business day after the date ENNV is notified (orally or in writing, whichever is earlier) by the SEC that the Registration Statement will not be “reviewed” or will not be subject to further review (such earlier date, the “Effectiveness Deadline”); provided, however, that ENNV’s obligations to include the Registrable Shares in the Registration Statement are contingent upon Investor furnishing in writing to ENNV such information regarding Investor or its permitted assigns, the securities of ENNV held by Investor and the intended method of disposition of the Registrable Shares (which shall be limited to non-underwritten public offerings) as shall be reasonably requested by ENNV to effect the registration of the Registrable Shares, and Investor shall execute such documents in connection with such registration as ENNV may reasonably request that are customary of a selling stockholder in similar situations, including providing that ENNV shall be entitled to postpone and suspend the effectiveness or use of the Registration Statement, if applicable, during any customary blackout or similar period or as permitted hereunder; provided that Investor shall not in connection with the foregoing be required to execute any lock-up or similar agreement or otherwise be subject to any contractual restriction on the ability to transfer the Registrable Shares.  Notwithstanding the foregoing, if the SEC prevents ENNV from including any or all of the shares proposed to be registered under the Registration Statement due to limitations on the use of Rule 415 under the Securities Act for the resale of the Shares pursuant to this Section 7 by the applicable stockholders or otherwise, such Registration Statement shall register for resale such number of Shares which is equal to the maximum number of Shares as is permitted to be registered by the SEC.  In such event, the number of Shares to be registered for each selling stockholder named in the Registration Statement shall be reduced pro rata among all such selling stockholders.  In no event shall the Investor be identified as a statutory underwriter in the Registration Statement without the Investor’s prior written consent.  For as long as the Investor holds Shares, ENNV will use its commercially reasonable efforts to timely file all reports for so long as the condition in Rule 144(c)(1) (or Rule 144(i)(2), if applicable) is required to be satisfied, and provide all customary and reasonable cooperation, necessary to enable the Investor to resell the Shares pursuant to Rule 144 of the Securities Act (in each case, when Rule 144 of the Securities Act becomes available to the Investor).  Any failure by ENNV to file the Registration Statement by the Filing Deadline or to effect such Registration Statement by the Effectiveness Deadline shall not otherwise relieve ENNV of its obligations to file or effect the Registration Statement as set forth above in this Section 7.

(b)At its expense ENNV shall:

(i)except for such times as ENNV is permitted hereunder to suspend the use of the Prospectus forming part of a Registration Statement, use its commercially reasonable efforts to keep such registration, and any qualification, exemption or compliance under state securities laws which ENNV determines to obtain, continuously effective with respect to the Investor, and to keep the applicable Registration Statement or any subsequent shelf registration statement free of any material misstatements or omissions, until the earlier of the following:  (A) Investor ceases to hold any Registrable Shares, (B) the date all Registrable Shares held by Investor may be sold without restriction under Rule 144, including without limitation, any volume and manner of sale restrictions which may be applicable to affiliates under Rule 144 and without the requirement for ENNV to be in compliance with the current public information required under Rule 144(c)(1) (or Rule 144(i)(2), if applicable), and (C) three (3) years from the date of effectiveness of the Registration Statement.  The period of time during which ENNV is required hereunder to keep a Registration Statement effective is referred to herein as the “Registration Period”;

(ii)during the Registration Period, advise Investor, as expeditiously as possible and in any event within two (2) business days:

(1)when a Registration Statement or any post-effective amendment thereto has become effective;

(2)of any request by the SEC for amendments or supplements to any Registration Statement or the prospectus included therein or for additional information;

(3)after it shall receive notice or obtain knowledge thereof, of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for such purpose;

(4)of the receipt by ENNV of any notification with respect to the suspension of the qualification of the Registrable Shares included therein for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and

(5)subject to the provisions in this Subscription Agreement, of the occurrence of any event that requires the making of any changes in any Registration Statement or Prospectus so that, as of such date, the statements therein are not misleading and do not omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading.

Notwithstanding anything to the contrary set forth herein, ENNV shall not, when so advising the Investor of such events, provide the Investor with any material, nonpublic information regarding ENNV other than to the extent that providing notice to the Investor of the occurrence of the events listed in (1) through (5) above constitutes material, nonpublic information regarding ENNV;

(iii)during the Registration Period, use its commercially reasonable efforts to obtain the withdrawal of any order suspending the effectiveness of any Registration Statement as soon as reasonably practicable;

(iv)during the Registration Period, upon the occurrence of any event contemplated in Section 7(b)(ii)(3) above, except for such times as ENNV is permitted hereunder to suspend, and has suspended, the use of a Prospectus forming part of a Registration Statement, ENNV shall use its commercially reasonable efforts to as soon as reasonably practicable prepare a post-effective amendment to such Registration Statement or a supplement to the related Prospectus, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Shares included therein, such Prospectus will not include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(v)during the Registration Period, use its commercially reasonable efforts to cause all Registrable Shares to be listed on each securities exchange or market, if any, on which the shares of common stock issued by ENNV have been listed;

(vi)during the Registration Period, use its commercially reasonable efforts to allow the Investor to review disclosure regarding the Investor in the Registration Statement; and

(vii)during the Registration Period, otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Investor, consistent with the terms of this Subscription Agreement, in connection with the registration of the Registrable Shares and to enable the Investor to sell its Shares under Rule 144.

(c)Notwithstanding anything to the contrary in this Subscription Agreement, ENNV shall be entitled to delay the filing or effectiveness of, or suspend the use of, the Registration Statement (x) if it determines that in order for the Registration Statement not to contain a material misstatement or omission, (i) an amendment thereto would be needed to include information that would at that time not otherwise be required in a current, quarterly, or annual report under the Exchange Act or (ii) the negotiation or consummation of a transaction by ENNV or its subsidiaries is pending or an event has occurred, which negotiation, consummation or event ENNV’s board of directors reasonably believes, following consultation with counsel, would require additional disclosure by ENNV in the Registration Statement of material information that ENNV has a bona fide business purpose for keeping confidential and the non-disclosure of which in the Registration Statement would be expected, in the reasonable determination of ENNV’s board of directors, following consultation with counsel, to cause the Registration Statement to fail to comply with applicable disclosure requirements, (y) during any customary blackout or similar period or as permitted hereunder and (z) as may be necessary in connection with the preparation and filing of a post-effective amendment to the Registration Statement following the filing of ENNV’s Annual Report on Form 10-K for its first completed fiscal year following the Closing (each such circumstance, a “Suspension Event”); provided, however, that ENNV may not delay or suspend the Registration Statement on more than two occasions or for more than sixty (60) consecutive calendar days, or more than ninety (90) total calendar days in each case during any twelve-month period.  Upon receipt of any written notice from ENNV of the happening of any Suspension Event during the period that the Registration Statement is effective or if as a result of a Suspension Event the Registration Statement or related Prospectus contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein (in light of the circumstances under which they were made, in the case of the Prospectus) not misleading, the Investor agrees that (i) it will immediately discontinue offers and sales of the Registrable Shares under the Registration Statement (excluding, for the avoidance of doubt, sales conducted pursuant to Rule 144) until the Investor receives copies of a supplemental or amended Prospectus (which ENNV agrees to promptly prepare and deliver) that corrects the misstatement(s) or omission(s) referred to above and receives notice that any post-effective amendment has become effective or unless otherwise notified by ENNV that it may resume such offers and sales, and (ii) it will maintain the confidentiality of any information included in such written notice delivered by ENNV unless otherwise required by applicable law, rule, regulation or in connection with any legal proceeding or regulatory request.  If so directed by ENNV, the Investor will deliver to ENNV or, in Investor’s sole discretion destroy, all copies of the Prospectus covering the Registrable Shares in Investor’s possession; provided, however, that this obligation to deliver or destroy all copies of the Prospectus covering the Registrable Shares shall not apply (A) to the extent the Investor is required to retain a copy of such Prospectus (1) to comply with applicable legal, regulatory, self-regulatory or professional requirements or (2) in accordance with a bona fide pre-existing document retention policy or (B) to copies stored electronically on archival servers as a result of automatic data back-up.

(d)Indemnification.

(i)ENNV agrees to indemnify, to the extent permitted by law, the Investor (to the extent a seller under the Registration Statement), its directors, officers, partners, managers, members, stockholders, advisors and each person who controls the Investor (within the meaning of the Securities Act), and each of the directors, officers, partners, managers, members, stockholders, or advisors of such controlling person, to the fullest extent permitted by law, against all losses, claims, damages, liabilities and reasonable and documented out‑of‑pocket expenses (including reasonable and documented attorneys’ fees of one law firm) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, prospectus included in any Registration Statement (“Prospectus”) or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, except insofar as the same are caused by or contained in any information or affidavit so furnished in writing to ENNV by or on behalf of such Investor expressly for use therein.

(ii)In connection with any Registration Statement in which the Investor is participating, the Investor shall furnish (or cause to be furnished) to ENNV in writing such information and affidavits as ENNV reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify ENNV, its directors and officers and each person or entity who controls ENNV (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including, without limitation, reasonable outside attorneys’ fees) resulting from any untrue or alleged untrue statement of material fact contained or incorporated by reference in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein (in the case of a Prospectus, in the light of the circumstances under which they were made) not misleading, but only to the extent that such untrue statement or omission is contained (or not contained in, in the case of an omission) in any information or affidavit so furnished in writing by on behalf of the Investor expressly for use therein; provided, however, that the liability of the Investor shall be several and not joint with any Other Investor and shall be in proportion to and limited to the net proceeds received by the Investor from the sale of Registrable Shares giving rise to such indemnification obligation.

(iii)Any person or entity entitled to indemnification herein shall (A) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s or entity’s right to indemnification hereunder to the extent such failure has not prejudiced the indemnifying party) and (B) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party.  If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld).  An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim.  No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement includes a statement or admission of fault and culpability on the part of such indemnified party or which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

(iv)The indemnification provided for under this Subscription Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person or entity of such indemnified party and shall survive the transfer of securities.

(v)If the indemnification provided under this Section 7(d) from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations; provided, however, that the liability of the Investor shall be limited to the net proceeds received by such Investor from the sale of Registrable Shares giving rise to such indemnification obligation.  The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by (or not made by, in the case of an omission), or relates to information supplied by (or not supplied by, in the case of an omission), such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action.  The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in Sections 7(d)(i), (ii) and (iii) above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this Section 7(d)(v) from any person or entity who was not guilty of such fraudulent misrepresentation.

(e)The Investor may deliver written notice (an “Opt-Out Notice”) to ENNV requesting that the Investor not receive notices from ENNV otherwise required by this Section 7; provided, however, that the Investor may later revoke any such Opt-Out Notice in writing.

Following receipt of an Opt-Out Notice from the Investor (unless subsequently revoked), (i) ENNV shall not deliver any such notices to the Investor and the Investor shall no longer be entitled to the rights associated with any such notice and (ii) each time prior to the Investor’s intended use of an effective Registration Statement, the Investor will notify ENNV in writing at least two (2) business days in advance of such intended use, and if a notice of a Suspension Event was previously delivered (or would have been delivered but for the provisions of this Section 7(e)) and the related suspension period remains in effect, ENNV will so notify the Investor, within one (1) business day of the Investor’s notification to ENNV, by delivering to the Investor a copy of such previous notice of Suspension Event, and thereafter will provide the Investor with the related notice of the conclusion of such Suspension Event promptly following its availability.

(f)The Company shall instruct its transfer agent to remove the legend described in Section 6(b) from the book entries representing the Shares no later than the second day (or, if shorter, the then-effective settlement period for securities transactions), in each case, following (i) the date on which the Registration Statement is declared effective or (ii) at any time following the first date on which of the Shares may be sold without registration under the applicable requirements of the Securities Act.  ENNV shall be responsible for the fees of its transfer agent and all DTC fees associated with such issuance.

8.Short Sales.  The Investor agrees that, from the date of this Subscription Agreement, none of the Investor, its controlled affiliates, or any person or entity acting on behalf of Investor or any of its controlled affiliates or pursuant to any understanding with Investor or any of its controlled affiliates will engage in any hedging or other transactions or arrangements (including, without limitation, any short sale or the purchase or sale of, or entry into, any put or call option, or combination thereof, forward, swap or any other derivative transaction or instrument, however described or defined) designed or intended, or which could reasonably be expected to lead to or result in, a sale, loan, pledge or other disposition or transfer (whether by the Investor or any other person) of any economic consequences of ownership, in whole or in part, directly or indirectly, of any securities of ENNV prior to the Closing, whether any such transaction or arrangement (or instrument provided for thereunder) would be settled by delivery of securities of ENNV, in cash or otherwise, or to publicly disclose the intention to undertake any of the foregoing; provided that, for the avoidance of doubt, this Section 8 shall not apply to any sale (including the exercise of any redemption right) of securities of ENNV (a) held by the Investor, its controlled affiliates or any person or entity acting on behalf of the Investor or any of its controlled affiliates prior to the execution of this Subscription Agreement or later issued pursuant to the Transaction Agreement or (b) purchased by the Investor, its controlled affiliates or any person or entity acting on behalf of the Investor or any of its controlled affiliates in open market transactions after the execution of this Subscription Agreement.

9.Termination.  This Subscription Agreement shall terminate and be void and of no further force and effect, and all rights and obligations of the parties hereunder shall terminate without any further liability on the part of any party in respect thereof, upon the earliest to occur of (a) such date and time as the Transaction Agreement is terminated in accordance with its terms prior to the closing of the Transaction, (b) upon the mutual written agreement of each of the parties hereto to terminate this Subscription Agreement, (c) if any of the conditions to Closing set forth in Section 3 of this Subscription Agreement are not satisfied or waived by the party entitled to waive such condition at the Closing and, as a result thereof, the transactions contemplated by this

Subscription Agreement will not be or are not consummated at the Closing and (d) February 18, 2022 if the closing of the Transaction has not occurred on or before such date; provided that nothing herein will relieve any party from liability for any willful breach hereof prior to the time of termination, and each party will be entitled to any remedies at law or in equity to recover losses, liabilities or damages arising from any such willful breach.  ENNV shall notify the Investor of the termination of the Transaction Agreement promptly, and in any event within two (2) business days, after the termination of such agreement.  Upon the termination of this Subscription Agreement in accordance with this Section 9, any monies paid by the Investor to ENNV in connection herewith shall be promptly (and in any event within one business day after such termination) returned to the Investor.

10.Trust Account Waiver.  The Investor acknowledges that ENNV is a blank check company.  The Investor further acknowledges that, as described in the IPO Prospectus, substantially all of ENNV’s assets consist of the cash proceeds of ENNV’s initial public offering and private placements of its securities and substantially all of those proceeds have been deposited in the trust account for the benefit of ENNV, certain of its public stockholders and the underwriters of ENNV’s initial public offering (the “Trust Account”) pursuant to a trust agreement (the “Trust Agreement”).  The Investor acknowledges that it has been advised by ENNV that, except with respect to interest earned on the funds held in the Trust Account that may be released to ENNV to pay its franchise tax, income tax or other tax obligations, the Trust Agreement provides that cash in the Trust Account may be disbursed only (a) if ENNV completes an initial business combination, then to those persons and in such amounts as required by the terms and conditions of such transaction, (b) if ENNV fails to complete an initial business combination within the allotted time period and liquidates, subject to the terms of the Trust Agreement and applicable law, to ENNV in limited amounts to permit ENNV to pay applicable taxes and the costs and expenses of its liquidation and dissolution, and then ENNV’s public stockholders, and (c) if ENNV holds a stockholder vote to amend ENNV’s amended and restated certificate of incorporation (A) to modify the substance or timing of ENNV’s obligation to provide holders of the Class A Common Stock the right to have their shares redeemed in connection with ENNV’s initial business combination or to redeem one hundred percent (100%) of the outstanding shares of Class A Common Stock if ENNV does not complete an initial business combination within the allocated time period or (B) with respect to any other provision relating to the rights of holders of Class A Common Stock or pre-initial business combination activity, then for the redemption of any Class A Common Stock properly tendered in connection with such vote.  For and in consideration of ENNV entering into this Subscription Agreement, the receipt and sufficiency of which are hereby acknowledged, the Investor hereby irrevocably waives any right, title, interest or claim of any kind it has or may have in the future in or to any monies in the Trust Account and agrees not to seek recourse against the Trust Account or any funds distributed therefrom as a result of, or arising out of, this Subscription Agreement; provided, however, that nothing in this Section 10 shall (a) serve to limit or prohibit Investor’s right, title, interest or claim to the Trust Account by virtue of the Investor’s record or beneficial ownership of Class A Common Stock acquired by any means other than pursuant to this Subscription Agreement or (b) be deemed to limit Investor’s right to exercise any redemption rights with respect to any Class A Common Stock owned by Investor.

11.Miscellaneous.

(a)Neither this Subscription Agreement nor any rights that may accrue to the Investor hereunder (other than the Shares acquired hereunder, if any) may be transferred or assigned, other than an assignment to (i) if Investor is a portfolio company, investment fund or other investment vehicle, any fund or account managed by Investor or the same investment manager as the Investor or an affiliate thereof, (ii) in the event that Investor is a corporation, any parent company or wholly-owned subsidiary or affiliate of the Investor, or (iii) any third party with the prior written consent of ENNV, in each case, subject to, if such transfer or assignment is prior to the Closing, such transferee or assignee, as applicable, executing a joinder to this Subscription Agreement or a separate subscription agreement in substantially the same form as this Subscription Agreement, including with respect to the Subscription Amount and other terms and conditions, provided, that, in the case of any such transfer or assignment, the initial party to this Subscription Agreement shall remain bound by its obligations under this Subscription Agreement in the event that the transferee or assignee, as applicable, does not comply with its obligations to consummate the purchase of Shares contemplated hereby.  Neither this Subscription Agreement nor any rights that may accrue to ENNV hereunder or any of ENNV’s obligations may be transferred or assigned other than pursuant to the Transaction.

(b)ENNV may request from the Investor such additional information as ENNV may deem reasonably necessary to evaluate the eligibility of the Investor to acquire the Shares and in connection with the inclusion of the Shares in the Registration Statement, and the Investor shall provide such information as may reasonably be requested, to the extent readily available and to the extent consistent with its internal policies and procedures, and provided that ENNV agrees to keep any such information provided by the Investor confidential, except as may be required by applicable law, rule, regulation or in connection with any legal proceeding or regulatory request.  The Investor acknowledges that ENNV will file a form of this Subscription Agreement with the SEC as an exhibit to a current or periodic report or a registration statement of ENNV.

(c)The Investor acknowledges that ENNV and the Placement Agents (as third party beneficiary with the right to enforce Section 5, Section 6, Section 11 (to the extent applicable to it), and Section 12 hereof on its own behalf and not, for the avoidance of doubt, on behalf of ENNV or the Company) will rely on the acknowledgments, understandings, agreements, representations and warranties of the Investor contained in this Subscription Agreement.  Prior to the Closing, the Investor agrees to promptly notify ENNV and the Placement Agents if any of the acknowledgments, understandings, agreements, representations and warranties of the Investor set forth herein are no longer accurate.

(d)ENNV, the Placement Agents (to the extent set forth in Section 11(c)) and the Investor are each entitled to rely upon this Subscription Agreement and each is irrevocably authorized to produce this Subscription Agreement or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby, subject to the terms and condition of this Subscription Agreement. In furtherance of and without limitation of the foregoing, each of the Placement Agents are intended third-party beneficiaries of the representations and warranties of ENNV and the Investor contained in this Subscription Agreement.

(e)All of the representations and warranties contained in this Subscription Agreement shall survive the Closing.  All of the covenants and agreements made by each party hereto in this Subscription Agreement shall survive the Closing.

(f)This Subscription Agreement may not be modified, waived or terminated (other than pursuant to the terms of Section 9 above) except by an instrument in writing, signed by each of the parties hereto.  No failure or delay of either party in exercising any right or remedy hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such right or power, or any course of conduct, preclude any other or further exercise thereof or the exercise of any other right or power.  The rights and remedies of the parties and third party beneficiaries hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have hereunder.

(g)This Subscription Agreement (including the schedule hereto) constitutes the entire agreement, and supersedes all other prior agreements, understandings, representations and warranties, both written and oral, among the parties, with respect to the subject matter hereof.  Except as set forth in Section 7(b), Section 11(c) and Section 11(d) with respect to the persons referenced therein, this Subscription Agreement shall not confer any rights or remedies upon any person other than the parties hereto, and their respective successor and assigns.

(h)Except as otherwise provided herein, this Subscription Agreement shall be binding upon, and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives, and permitted assigns, and the agreements, representations, warranties, covenants and acknowledgments contained herein shall be deemed to be made by, and be binding upon, such heirs, executors, administrators, successors, legal representatives and permitted assigns.

(i)If any provision of this Subscription Agreement shall be adjudicated by a court of competent jurisdiction to be invalid, illegal or unenforceable, the validity, legality or enforceability of the remaining provisions of this Subscription Agreement shall not in any way be affected or impaired thereby and shall continue in full force and effect.

(j)This Subscription Agreement may be executed in one or more counterparts (including by electronic mail or in .pdf) and by different parties in separate counterparts, with the same effect as if all parties hereto had signed the same document.  All counterparts so executed and delivered shall be construed together and shall constitute one and the same agreement.

(k)The parties hereto acknowledge and agree that irreparable damage would occur in the event that any of the provisions of this Subscription Agreement were not performed in accordance with their specific terms or were otherwise breached.  It is accordingly agreed that the parties hereto shall be entitled to an injunction or injunctions to prevent breaches of this Subscription Agreement, without posting a bond or undertaking and without proof of damages, to enforce specifically the terms and provisions of this Subscription Agreement, this being in addition to any other remedy to which such party is entitled at law, in equity, in contract, in tort or otherwise.

(l)THE PARTIES HERETO IRREVOCABLY SUBMIT TO THE EXCLUSIVE JURISDICTION OF THE COURT OF CHANCERY OF THE STATE OF DELAWARE (OR, TO THE EXTENT SUCH COURT DOES NOT HAVE SUBJECT MATTER JURISDICTION, THE SUPERIOR COURT OF THE STATE OF DELAWARE, OR THE UNITED STATES DISTRICT COURT FOR THE DISTRICT OF DELAWARE) SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS SUBSCRIPTION AGREEMENT AND THE DOCUMENTS REFERRED TO IN THIS SUBSCRIPTION AGREEMENT AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY, AND HEREBY WAIVE, AND AGREE NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR INTERPRETATION OR ENFORCEMENT HEREOF OR ANY SUCH DOCUMENT THAT IS NOT SUBJECT THERETO OR THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SAID COURTS OR THAT VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS SUBSCRIPTION AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS, AND THE PARTIES HERETO IRREVOCABLY AGREE THAT ALL CLAIMS WITH RESPECT TO SUCH ACTION, SUIT OR PROCEEDING SHALL BE HEARD AND DETERMINED BY SUCH A DELAWARE STATE OR FEDERAL COURT.  THE PARTIES HEREBY CONSENT TO AND GRANT ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF SUCH DISPUTE AND AGREE THAT MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH SUCH ACTION, SUIT OR PROCEEDING IN THE MANNER PROVIDED IN THIS SECTION 11(l) or SECTION 14 OF THIS SUBSCRIPTION AGREEMENT OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.  THIS SUBSCRIPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF DELAWARE, WITHOUT REGARD TO THE PRINCIPLES OF CONFLICTS OF LAWS THAT WOULD OTHERWISE REQUIRED THE APPLICATION OF THE LAW OF ANY OTHER STATE.

(m)EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH SUCH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS SUBSCRIPTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED BY THIS SUBSCRIPTION AGREEMENT.  EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (I) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; (II) SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THE FOREGOING WAIVER; (III) SUCH PARTY MAKES THE FOREGOING WAIVER VOLUNTARILY; AND (IV) SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS SUBSCRIPTION AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVER AND CERTIFICATIONS IN THIS SECTION 11(m).

12.Non-Reliance and Exculpation.  The Investor acknowledges that it is not relying upon, and has not relied upon, any statement, representation or warranty made by any person, firm or corporation (including, without limitation, the Placement Agents, any of their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing) with respect to the purchase of the Shares pursuant to this Subscription Agreement, other than the statements, representations and warranties of ENNV expressly contained in Section 5 of this Subscription Agreement, in making its investment or decision to purchase the Shares.  The Investor acknowledges and agrees that none of (i) any Other Investor pursuant to any Other Subscription Agreement related to the private placement of the Shares (including the Other Investor’s respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing), (ii) to the maximum extent permitted by applicable law, the Placement Agents, their respective affiliates or any control persons, officers, directors, employees, partners, agents or representatives of any of the foregoing, (iii) any other party to the Transaction Agreement (other than ENNV), or (iv) any affiliates, or any control persons, officers, directors, employees, partners, agents or representatives of any of ENNV, the Company or any other party to the Transaction Agreement shall be liable to the Investor pursuant to this Subscription Agreement related to the private placement of the Shares, the negotiation hereof, or the transactions contemplated hereby, for any action heretofore or hereafter taken or omitted to be taken by any of them in connection with the purchase of the Shares.

13.Press Releases.  ENNV shall, by 9:00 a.m., New York City time, on the first business day immediately following the date of this Subscription Agreement, issue one or more press releases or furnish or file with the SEC a Current Report on Form 8‑K (collectively, the “Disclosure Document”) disclosing, to the extent not previously publicly disclosed, the PIPE Investment, all material terms of the Transaction and any other material, non-public information that ENNV has provided to the Investor at any time prior to the filing of the Disclosure Document.  From and after the disclosure of the Disclosure Document, to the knowledge of ENNV, the Investors shall not be in possession of any material, non-public information received from ENNV or any of its officers, directors or employees.  All press releases or other public communications relating to the transactions contemplated hereby between ENNV and the Investor, and the method of the release for publication thereof, shall be subject to the prior approval of (i) ENNV, and (ii) to the extent such press release or public communication references the Investor or its affiliates or investment advisers by name, the Investor.  The restriction in this Section 13 shall not apply to the extent the public announcement is required by applicable securities law, any governmental authority or stock exchange rule; provided, that in such an event, the applicable party shall use its commercially reasonable efforts to consult with the other party in advance as to its form, content and timing.

14.Notices.  All notices and other communications among the parties shall be in writing and shall be deemed to have been duly given (i) when delivered in person, (ii) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (iii) when delivered by FedEx or other nationally recognized overnight delivery service, or (iv) when delivered by email (in each case in this clause (iv), solely if receipt is confirmed, but excluding any automated reply, such as an out-of-office notification), addressed as follows:

If to the Investor, to the address provided on the Investor’s signature page hereto.

If to ENNV, to:

ECP Environmental Growth Opportunities Corp.
40 Beechwood Road
Summit, New Jersey 07901
Attention:	Chris Leininger
Drew Brown
Email:	cleininger@ecpgp.com
dbrown@ecpgp.com

with copies to (which shall not constitute notice), to:

Latham and Watkins LLP
1271 Avenue of the Americas
New York, NY 10020
Attention:	David Kurzweil
David Owen
Email:	david.kurzweil@lw.com
david.owen@lw.com

and

Latham and Watkins LLP
811 Main St., Suite 3700
Houston, TX 77002
Attention:	Ryan Maierson
Email:	ryan.maierson@lw.com

and

Fast Radius, Inc.
1224 N. Hooker St.
Chicago, IL 60642
Attention:	Lou Rassey
Email:	lou.rassey@fastradius.com

with copies to (which shall not constitute notice), to:

DLA Piper LLP (US)
444 W. Lake Street, Suite 900
Chicago, IL 60606
Attention:	Scott Kapp
Jeffrey Selman
Email:	scott.kapp@us.dlapiper.com
jeffrey.selman@us.dlapiper.com

or to such other address or addresses as the parties may from time to time designate in writing.  Copies delivered solely to outside counsel shall not constitute notice.

[SIGNATURE PAGES FOLLOW]

IN WITNESS WHEREOF, the Investor has executed or caused this Subscription Agreement to be executed by its duly authorized representative as of the date set forth below.

Name of Investor:	State/Country of Formation or Domicile:

By:
Name:
Title:

Name in which Shares are to be registered (if different):	Date: , 2021

Investor’s EIN:

Business Address-Street:	Mailing Address-Street (if different):

City, State, Zip:	City, State, Zip:

Attn:	Attn:
Telephone No.:	Telephone No.:

Facsimile No.:	Facsimile No.:

Email Address:	Email Address:

Number of Shares subscribed for:

Aggregate Subscription Amount: $	Price Per Share: $10.00

You must pay the Subscription Amount by wire transfer of United States dollars in immediately available funds to the account specified by ENNV in the Closing Notice.

IN WITNESS WHEREOF, ENNV has accepted this Subscription Agreement as of the date set forth below.

ECP ENVIRONMENTAL GROWTH
OPPORTUNITIES CORP.

By:
	Name:	Tyler Reeder
	Title:	Chief Executive Officer

Date:  ________________, 2021

SCHEDULE A
ELIGIBILITY REPRESENTATIONS OF THE INVESTOR

A.	QUALIFIED INSTITUTIONAL BUYER STATUS (Please check the applicable subparagraphs):
☐	We are a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act).
B.	INSTITUTIONAL ACCREDITED INVESTOR STATUS (Please check the applicable subparagraphs):
1.

☐ We are an “accredited investor” (within the meaning of Rule 501(a) under the Securities Act) or an entity in which all of the equity holders are accredited investors within the meaning of Rule 501(a) under the Securities Act, and have marked and initialed the appropriate box on the following page indicating the provision under which we qualify as an “accredited investor.”

2.	☐ We are not a natural person.

Rule 501(a), in relevant part, states that an “accredited investor” shall mean any person who comes within any of the below listed categories, or who the issuer reasonably believes comes within any of the below listed categories, at the time of the sale of the securities to that person.  The Investor has indicated, by marking and initialing the appropriate box below, the provision(s) below which apply to the Investor and under which the Investor accordingly qualifies as an “accredited investor.”

☐	Any bank, registered broker or dealer, insurance company, registered investment company, business development company, or small business investment company;
☐

Any plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions for the benefit of its employees, if such plan has total assets in excess of $5,000,000;

☐

Any employee benefit plan, within the meaning of the Employee Retirement Income Security Act of 1974, if a bank, insurance company, or registered investment adviser makes the investment decisions, or if the plan has total assets in excess of $5,000,000;

☐

Any organization described in Section 501(c)(3) of the Internal Revenue Code, corporation, Massachusetts or similar business trust, partnership or limited liability company, not formed for the specific purpose of acquiring the securities offered, with total assets in excess of $5,000,000;

☐	Any trust with assets in excess of $5,000,000, not formed to acquire the securities offered, whose purchase is directed by a sophisticated person;
☐	An investment adviser relying on the exemption from registering with the SEC under Section 203(l) or (m) of the Investment Advisers Act of 1940;
☐	A Rural Business Investment Company as defined in Section 384A of the Consolidated Farm and Rural Development Act;
☐	Any entity in which all of the equity owners are accredited investors meeting one or more of the above tests.

This page should be completed by the Investor
and constitutes a part of the Subscription Agreement.

[Schedule A to Subscription Agreement]